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                                                                   EXHIBIT 23(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Washington Independent Bancshares, Inc.
Toppenish, Washington

   We hereby consent to the use of our report dated January 16, 1998 with respect to the consolidated financial statements of Washington Independent Bancshares, Inc. as of and for the years ended December 31, 1997 and 1996, included herein, and to the reference to our firm under the headings "Experts" in the registration statement.

                                          Knight, Vale & Gregory, Inc., P.S.

Tacoma, Washington
January 19, 1999